EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements No. 333-263302, No. 333-236181, No. 333-222844 and No. 333-209222 on Form S-8 of Griffon Corporation of our report dated December 15, 2021, except for Note 17 – Revisions to Previously Issued Consolidated Financial Statements, as to which the date is April 11, 2022, on the financial statements of MidOcean Hunter Holdings, Inc. and Subsidiaries, which is included in this Current Report Amendment No. 1 on Form 8-K/A.

/s/ Crowe LLP
Franklin, Tennessee
April 11, 2022